As filed with the Securities and Exchange Commission on September 25, 2017

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	98-0373793
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey	08852
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED CYTOSORBENTS CORPORATION 2014 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Phillip Chan, MD
President and Chief Executive Officer	David C. Schwartz, Esq.
CytoSorbents Corporation	DLA Piper LLP (US)
7 Deer Park Drive, Suite K	51 John F. Kennedy Parkway, Suite 120
Monmouth Junction, New Jersey 08852	Short Hills, New Jersey 07078 2704
(732) 329 8885	(973) 520 2550
(Name, address, telephone number,	(With copies to)
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	5,000,000	$5.4054	$27,027,000	$3,132.43

(1)	An aggregate of 7,400,000 shares of Common Stock may be offered or issued pursuant to the CytoSorbents Corporation 2014 Long-Term Incentive Plan, as amended and restated, 2,400,000 shares of which were previously registered on Form S-8, and 5,000,000 shares of which are registered on this Form S-8. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, par value $0.001 per share (the "Common Stock"), which may be offered or issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on September 22, 2017. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by CytoSorbents Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-203244), with respect to securities offered pursuant to the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan are hereby incorporated by reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 3, 2017 (including the portions of the Registrant’s Proxy Statement on Schedule 14A, filed on April 27, 2017, incorporated by reference therein);

(2)       The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the Commission on May 8, 2017 and August 7, 2017, respectively;

(3)       The Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2017, February 28, 2017, March 28, 2017, April 3, 2017, April 5, 2017, April 11, 2017, April 24, 2017, May 8, 2017, May 30, 2017, June 7, 2017 and July 6, 2017 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)       The description of Common Stock set forth in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on December 17, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1	Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan dated as of June 7, 2017.

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2	Consent of WithumSmith+Brown, PC, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monmouth Junction, New Jersey, on September 25, 2017.

CYTOSORBENTS CORPORATION

By:	/s/ Dr. Phillip P. Chan
Name:	Dr. Phillip P. Chan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CytoSorbents Corporation, hereby severally constitute and appoint Phillip P. Chan and Kathleen P. Bloch, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable CytoSorbents Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Phillip P. Chan	President and Chief Executive Officer (Principal	September 25, 2017
Dr. Phillip P. Chan	Executive Officer) and Director

/s/ Kathleen P. Bloch	Chief Financial Officer	September 25, 2017
Kathleen P. Bloch	(Principal Financial and Accounting Officer)

/s/ Al Kraus	Chairman of the Board	September 25, 2017
Al Kraus

/s/ Alan D. Sobel	Director	September 25, 2017
Alan D. Sobel

/s/ Edward R. Jones	Director	September 25, 2017
Edward R. Jones

/s/Michael G. Bator	Director	September 25, 2017
Michael G. Bator

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith).

10.1	Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan dated as of June 7, 2017.

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

23.2	Consent of WithumSmith+Brown, PC, the Registrant’s Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).